                                                                    EXHIBIT 10.5

                             SETTLEMENT, RELEASE AND
                         TERMINATION OF LEASE AGREEMENT

        This Settlement, Release and Termination of Lease Agreement (the "Agreement") is dated as of September 8, 2003, by and between 5670 WILSHIRE L.P., a California limited partnership (referred to in this Agreement as "Landlord") and ARTISTDIRECT, INC., a Delaware corporation (referred to in this Agreement as "ADI"), with reference to the following recitals:

                                R E C I T A L S :


        A. Landlord and ADI previously entered into an Office Lease (the "Office Lease") dated December 13, 1999 (the "Office Lease"), as amended by a First Amendment to Lease (the "First Amendment") dated March 7, 2000, a Second Amendment (the "Second Amendment") dated May, 2000 and a Recognition Agreement and Third Amendment to Lease (the "Third Amendment") dated February 28, 2001 (collectively, the "Lease") relating to certain real property located at 5670 Wilshire Boulevard, Second and Third Floors, Los Angeles, California (the "Premises").

        B. Landlord filed a legal action for unlawful detainer against ADI in the Superior Court for the County of Los Angeles, Case No. BC 297958 ("the Action"). The Action is currently pending in the Superior Court.

        C. Landlord presented ADI's letter of credit number SDCRBH411476 (the "Letter of Credit") in the amount of $1,354,881.82 to HSBC Bank USA (as successor-in-interest to Republic Bank California N.A.) for payment and retained the proceeds.

        D. The parties now wish to settle and terminate all their respective obligations under the Lease and the Action, on the terms and conditions hereinafter set forth.


                               A G R E E M E N T :


        NOW, THEREFORE, for and in consideration of the mutual promises contained in this Agreement and in the Lease and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and ADI agree as follows:

        1. Termination of Lease; Payment. Landlord and ADI agree that the Lease shall terminate, and each party's respective rights and obligations under the Lease (including, without limitation, ADI's signage rights) are deemed terminated effective September 8, 2003 (the "Termination Date"). In consideration of Landlord's releases and agreements set forth herein, ADI acknowledges that Landlord shall retain the proceeds of the Letter of Credit in the amount of $1,354,881.82, that Tenant shall have no claim to any portion thereof, and that no portion thereof shall be applied to the sums to be paid by ADI pursuant to the terms of Section 2 of this Agreement. Notwithstanding anything to the contrary in this Agreement, if any action is brought against Landlord seeking the return of the proceeds of the Letter of Credit or any portion thereof, Landlord's release of ADI set forth in Section 4 of this Agreement shall be null and void and Landlord shall be entitled to assert against ADI all of Landlord's rights and remedies as set forth in Article 19 of the Lease and applicable law. Notwithstanding the foregoing, Tenant shall be entitled to an offset against any damage claim of Landlord the amount of the proceeds retained by Landlord from its draw on the Letter of Credit, provided that in no event shall Landlord be obligated to disgorge any part of the proceeds from its draw on the Letter of Credit, including, but not limited to, in the event that Landlord's damage claim is less than the amount of the Letter of Credit proceeds.

Upon the mutual execution and delivery of this Agreement, Landlord agrees to:
(i) cease all activities related to prosecution of the Action, including but not limited to filing any motions or making any appearances, except in connection with the dismissal discussed in subpart (ii) below, and (ii) cause the Action to be dismissed with prejudice. Landlord shall promptly deliver to ADI a conformed copy of such dismissal which has been stamped and entered by the clerk of the Los Angeles Superior Court. Landlord shall be responsible for any fees and costs incurred in filing and obtaining such dismissal and for its attorneys' fees in connection with all matters relating to the Lease and the Action.

        2. Additional Payments. In exchange for Landlord's releases and agreements set forth herein:

           (a) ADI has paid to Landlord the sum of $6,000.00;

           (b) ADI hereby remises, grants, bargains and sells to Landlord, without representation or warranty, express or implied, the furniture located in the Premises which is listed on Exhibit "A" to this Agreement (the "FF&E"). As a material consideration for the releases in this Agreement, Landlord has required that ADI convey to Landlord the FF&E, which Landlord shall accept in its "as-is" condition. ADI represents and warrants to Landlord that ADI has good and marketable title to the FF&E, free and clear of any liens or claims of others, and has the right to sell the FF&E to Landlord pursuant to this Agreement without the consent of any other person or entity.

           (c) ADI has agreed to grant to Landlord a warrant to purchase an aggregate of 200,000 shares of ADI's common stock on the terms and conditions of the Warrant to Purchase Common Stock attached to this Agreement as Exhibit "B." The warrant granted by ADI to Landlord on March 9, 2000 shall remain in full force and effect and shall not be deemed to have been modified and/or invalidated by the termination of the Lease or of ADI's signage rights pursuant to the terms of Section 1 of this Agreement.

        3. Condition of Premises.


           (a) Delivery. Landlord acknowledges that ADI has vacated the Premises and ADI hereby surrenders possession thereof to Landlord. Landlord hereby agrees to accept such surrender. Landlord acknowledges it has conducted a walkthrough, has inspected the Premises, and accepts them in their "as-is" condition as of the date of this Agreement. Landlord further agrees to waive any claims for damage to the Premises and acknowledges that all of ADI's obligations with respect to the condition of the Premises are covered by the release in Paragraph 5 below. Landlord hereby acknowledges that it has possession of any keys, alarm codes or other devices necessary to enter and obtain possession of the Premises. The term "vacate" as used in this Agreement means the physical removal of ADI and any of its officers, managers, employees or other personnel, as well as any personal property which ADI is entitled to remove from the Premises by virtue of the Lease, with the exception of those items listed on Exhibit "A" to this Agreement.

           (b) Clear Channel Sublease. Landlord acknowledges that a subtenant of ADI, Clear Channel Internet Group ("Clear Channel") shall remain in possession of a portion of the Premises after the Termination Date; such possession shall be pursuant to a direct lease relationship between Clear Channel and Landlord and shall not constitute possession by ADI. ADI acknowledges that Landlord has collected rents directly from Clear Channel and ADI shall have no claim to such rents or to any "Termination Fee" (as that term is defined in the Sublease between Clear Channel and ADI dated February 12, 2001) paid by Clear Channel.

        4. Release. For and in consideration of the above-recited promises and Landlord's agreement to terminate the Lease, Landlord and ADI hereby generally release and discharge each other and all of their respective owners, officers, members, managers, directors, partners, agents, representatives, employees, heirs, assigns and attorneys, both present and past, from any and all claims, debts, liabilities, obligations and causes of action of any kind or nature, based on, arising out of, or in connection with the Action or the Lease, or to any landlord/tenant relationship between Landlord and ADI, or in connection with any other matter, except for the terms and conditions of this Agreement. This general release shall be governed by the laws of the State of California This general release shall bind all persons or business entities claiming any rights under or through any party whether as a stockholder or otherwise. The parties further warrant that they will not commence, prosecute, or maintain any civil action based on the causes of action waived in this Agreement, except as expressly provided otherwise elsewhere in this Agreement. The parties further warrant and agree that they have not previously assigned, and will not in the future attempt to assign, any claims, demand or cause of action waived in this Agreement. Nothing in this release shall be deemed to release any party from its obligations pursuant to this Agreement. Landlord and ADI each hereby certify that they have read and understood the provisions of California Civil Code
Section 1542, which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Landlord's release pursuant to this Section 4 shall be effective so long as no action, litigation or other proceeding (collectively, an "Avoidance Action") is filed or brought against Landlord under 11 U.S.C. Sections 544, 545, 546, 547, 548 or 550, or any similar State or federal law in connection with a bankruptcy, assignment for the benefit of creditors, or other similar proceeding filed by or against ADI, seeking the avoidance or return of any of the proceeds of the Letter of Credit, and which results in Landlord being obligated to pay any amount to anyone by reason of a judgment entered in any such action, in settlement of any claims, or otherwise. In the event any Avoidance Action is filed against Landlord seeking the avoidance or return of any portion of the proceeds of the Letter of Credit which results in Landlord being obligated to pay any amount to anyone by reason of a judgment entered in any such action, in settlement of claims, or otherwise, Landlord's release in this Section 4 shall be null and void and Landlord shall be entitled to assert against ADI all of Landlord's rights and remedies set forth in Article 19 of the Lease, and the right to recover damages from ADI as provided in California Civil Code Section 1951.2, in addition to any other rights and remedies it has under either the Lease or State or federal law, but taking into account, in any case, amounts previously paid and consideration given that are not recovered in the Avoidance Action, and in such event it is expressly understood and agreed by the parties hereto that this Agreement shall not be construed as a substitution of an agreement for an obligation, nor as a novation or the substitution of a contract for an obligation, but instead as a mere mechanism employed by the parties hereto to permit a procedure whereby Landlord and ADI are afforded the benefits set forth herein.

        5. Entire Agreement. This Agreement represents the entire and final contract between the parties to this Agreement with respect to the subject matter of this Agreement. All prior or preliminary negotiations with respect to such subject matter are superseded by and merged with the terms of this Agreement. This Agreement may be amended only by a writing signed by each of the parties hereto. This Agreement shall be governed by the laws of the State of California.

        6. Reliance. Each party acknowledges that it has had the opportunity to be represented by counsel of his or its own choice in connection with this Agreement, that he or it has read this Agreement and has had the contents of the Agreement fully explained by his or its own counsel, if he or it so desired. Each party further acknowledges that he or it is entering into this Agreement based upon his or its own knowledge, information and investigation and not upon representations or statements from any other party except as set forth in writing in this Agreement.

        7. Representations and Warranties. Each person executing this Agreement represents and warrants that each has the authority to do so and that by so executing, the entity for which he or she is signing is legally bound thereby. ADI represents and warrants to Landlord that ADI is the sole tenant under the Lease and is the sole occupant of the Premises (except as set forth in 3(b) above), and has not assigned or sublet any of its rights thereto. Landlord represents and warrants to ADI that Landlord has obtained any and all approvals (including, without limitation, lender approvals) to the execution of this Agreement and the performance by Landlord of its obligations hereunder.

        8. No Third Party Beneficiary. Nothing in this Agreement shall be construed to be an admission by any party of any liability of any kind to any other party or parties.

        9. Further Assurance. The parties shall timely execute and deliver all documents and perform all further acts that may be reasonably necessary to effectuate the provisions of this Agreement.

        10. Construction. This Agreement shall not be construed against the party preparing it and shall be construed as if the parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against any party because it prepared the Agreement.

        11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

        12. Exhibits. All Exhibits referenced in this Agreement are incorporated herein by reference.

        13. Binding Effect. This Agreement, and all covenants and releases set forth herein, shall be binding upon and shall inure to the benefit of the respective parties hereto, their legal successors, heirs, assigns, owners, members, managers, partners, representatives, executors, administrators, agents, attorneys, officers, directors and shareholders.

        14. Legal Expenses. Each party hereto shall bear their own attorneys' fees, expenses, and cost incurred in connection with the Action, the disputes which gave rise to that Action, and the preparation of this Agreement. In the event any party to this Agreement commences any legal proceeding concerning any aspect of this Agreement, including but not limited to, the interpretation or enforcement of any of its provisions or based on an alleged dispute, breach, default, or misrepresentation in connection with any aspect or provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in connection with the action or proceeding, including without limitation, expert witness fees, court reporter fees and collection expenses, whether or not such action proceeds to judgment. The "prevailing party" means the party determined by the court to have generally prevailed with respect to the issues or defenses raised, even if such party did not prevail in all matters, and is not necessarily the one in whose favor a judgment is rendered. If the court fails or refuses to make determination of the prevailing party, the party who is awarded costs of suit shall also be deemed to be the prevailing party for purposes of awarding attorneys' fees.

        15. Section Headings. The captions, subject, section and paragraph headings in this Agreement are included for convenience and reference only. They do not form part hereof, and do not in any way codify, interpret, or reflect the intent of the parties. Said headings shall not be used to construe or interpret any provision of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                    5670 WILSHIRE L.P., a California limited partnership

DATED:  September 8, 2003           By:    5670 Wilshire GP, Inc.,
                                           a California corporation
                                           Its Sole General Partner

                                           By:  /s/ JEROME H. SNYDER
                                                --------------------
                                                Jerome H. Snyder, President



                                    ARTISTDIRECT, INC.,
                                    a Delaware corporation

DATED:  September 8, 2003           By:    /s/ THOMAS F. FUELLING
                                           ----------------------
                                           Its: Chief Financial Officer

                                    EXHIBIT A

                                     FF & E

                  ITEM                                    QUANTITY
                  ----                                    --------

                  OFFICE DESKS                                40

                  CUBICLE DESKS                               200

                  PEDESTAL FILE CABINETS                      80

                  2 DRAWER LATERAL FILE CABINETS              72

                  3 DRAWER LATERAL FILE CABINETS              24

                  4 DRAWER LATERAL FILE CABINETS              30

                  ALL SIGNS IDENTIFYING ADI                   _ _
                  AT THE BUILDING


                                    EXHIBIT A
                                       -1-

                                    EXHIBIT B

                                WARRANT AGREEMENT

NEITHER THE WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO,
(ii) AN OPINION OF COUNSEL FOR THE PURCHASER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED, OR (iv) SATISFACTORY ASSURANCES TO THE COMPANY THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

Date of Issuance: September 8, 2003 ("Date of Issuance")   Warrant No.:  W-_____

                        WARRANT TO PURCHASE UP TO 200,000
                   SHARES OF COMMON STOCK OF ARTISTDIRECT INC.

        THIS CERTIFIES THAT 5670 WILSHIRE L.P., a California limited partnership ("Holder"), is entitled to purchase under this Warrant up to Two Hundred Thousand (200,000) shares (as may be adjusted pursuant to provisions hereof, the "Shares") of Common Stock of ARTISTDIRECT, INC., a Delaware corporation (the "Company") at a price per share of $.50 (the "Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

        1. Exercise Price; Exercisability and Term.

           1.1. Shares. This Warrant shall be exercisable with respect to the Shares at any time and from time to time during the period commencing on the Date of Issuance and, subject to Section 1.3, ending at 5:00 p.m. California time on the date five (5) years after the Date of Issuance.

        2. Conversion.

           2.1. Method of Exercise: Payment: Issuance of New Warrant. This Warrant may be exercised by the Holder, in whole or in part and from time to time, by the surrender of this Warrant (with a notice of exercise in the form attached as Exhibit A and the investment representation certificate in the form attached as Exhibit B duly executed) at the principal office of the Company and by the payment to the Company by check or wire transfer, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased (the "Aggregate Exercise Price"). The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the Holder(s) of record of, and shall be treated for all purposes as the record Holder(s) of the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be promptly delivered to the Holder and, unless this Warrant has been fully

                                    EXHIBIT B
exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be promptly issued to the Holder.

           2.2. Right to Convert Warrant into Stock; Net Issuance. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder may elect to convert this Warrant or any portion thereof (the "Conversion Right"), but only to the extent that the Holder then has a right to exercise this Warrant, into shares of Common Stock, as set forth below. The Conversion Right may be exercised by the Holder by surrender of this Warrant at the principal office of the Company together with notice of the Holder's intention to exercise the Conversion Right (as indicated in the form attached as Exhibit A) and the investment representation certificate in the form attached as Exhibit B duly executed, in which event the Company shall issue to the Holder the number of shares of the Company's Common Stock computed using the following formula:

               X= Y(A-B)
                  ------
                     A

Where:

        X      The number of shares of Common Stock to be issued to the Holder.

        Y The number of shares of Common Stock representing the portion of this

               Warrant that is being converted.

        A      The fair market value of one share of the Company's Common Stock.

        B The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 2.2, the "fair market value" per share of the Company's Common Stock shall mean, the average daily Market Price (as defined below) during the period of the most recent 20 days, ending on the last business day before the effective date of exercise of the Conversion Right, on which the national securities exchanges were open for trading, except that if no class of the Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, the fair market value shall be the Market Price on the last business day before the effective date of exercise of the Conversion Right. If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market System (the "National Market System") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the Market Price as of a specified day shall be the last reported sale price of the Common Stock on such exchange or on the National Market System on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market System. If the Common Stock is not so listed or admitted to unlisted trading privileges, the Market Price as of a specified day shall be the mean of the last bid and asked prices reported on such date (x) by the NASDAQ or
(y) if reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Market Price as of a specified day shall be the price the Company would obtain from a willing third party buyer as determined in good faith by written resolution of the

                                    EXHIBIT B

Board of Directors of the Company and communicated in writing to Holder upon Holder's written request.

        3. Securities Fully Paid; Reservation of Shares/Stockholder Rights. Except as set forth below. All shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant, upon issuance, will be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. Until this Warrant is exercised by the Holder in accordance with the terms and conditions hereof, Holder shall have no rights as a stockholder of the Company with respect to the Shares issuable upon exercise of this Warrant.

        4. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows: 4.1. Reclassification or Merger. In case of any reclassification, change or conversion of securities in the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, unless this Warrant shall have been exercised or terminated in accordance with its terms, the Holder of this Warrant shall have the right to exercise this Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. The provisions of this subparagraph shall similarly apply to successive reclassifications, changes, mergers and transfers.

           4.2. Subdivisions or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the applicable Exercise Price and the number of Shares issuable upon exercise hereof shall be proportionately adjusted.

           4.3. Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable yin shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs 4.1 and 4.2), then each applicable Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying such Exercise Price in effect immediately prior to such date of determination by a traction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be proportionately adjusted.

                                    EXHIBIT B

           4.4. Change in Shares. In the event the Company shall, at any time or from time to time after the date hereof, issue any shares of its capital stock or grant any option, warrant or other right to purchase or acquire any securities of the Company, including securities convertible or exchangeable into any shares of capital stock of the Company, including into Shares, for a consideration less than the Exercise Price then in effect (any such issuance herein called a "Change of Shares" and any such shares herein called "Additional Stock"), then and thereafter, upon each further Change of Shares, the Exercise Price then in effect immediately prior to such Change of Shares shall be reduced concurrently with such issuance (or deemed issuance in the case of options, warrants, rights or convertible securities), to a price equal to the price per share of such Additional Stock.

           4.5. Notice of Adjustments. Whenever any applicable Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the applicable Exercise Price after giving effect to such adjustment.

        5. Compliance with Securities Laws and other Restrictions.

           5.1. Accredited Investor. This Warrant is conditioned upon, and by its acceptance hereof Holder hereby confirms, that Holder is an "accredited investor" as that term is defined under Regulation D under the Securities Act.

           5.2. Legend. Upon issuance, the Shares shall be imprinted with a legend in substantially the following form:

           "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold or offered for sale in the absence of (a) an effective registration statement for the securities under such Act, (b) a "no action" letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer."

together with any other legend required under applicable federal or state securities laws.

           5.3. Restrictions on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee; provided, however, this Warrant and all rights hereunder are transferable, in whole or in part, to any partner, wholly-owned subsidiary or affiliate (as defined in Rule 405 promulgated under the Securities Act ) of the Holder, subject to compliance with applicable federal and state securities laws and in such case the Company shall not require an opinion of counsel with respect to such transfer. In addition, the Holder agrees not to make any disposition of this Warrant or any Shares issued upon exercise hereof

                                    EXHIBIT B
unless and until the transferee has agreed in writing for the benefit of the Company to be bound by (a) this Section 5.3, Section 5.4 and:

               (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel from the Holder for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances and will not require opinions of counsel in transactions involving the transfer or distribution of Securities by the Holder to any direct or indirect subsidiary, parent or affiliate of the Holder.

          5.4. Market Stand-Off.

               (a) The Holder agrees that the Company (or a representative of the underwriters of the Company) may in connection with the first underwritten registration of any securities of the Company under the Securities Act, require that the Holder not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Shares issuable upon exercise of this Warrant without the prior written consent of the Company during such period (not to exceed one hundred eighty
(180) days) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters; provided, however, that directors, officers and each holder of at least 5% of the outstanding capital stock of the Company are bound by similar restriction. Holder further agrees that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

               (b) Any new, substituted or additional securities which are by reason of any recapitalization or reorganization distributed with respect to the Shares shall be immediately subject to the Market Stand-Off, to the same extent the Shares are at such time covered by such provisions. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

        6. Registration Rights.

               (a) The Company shall notify Holder in writing at least thirty
(30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford Holder an opportunity to include in such registration statement all or any part of the shares of Common Stock issued or reserved for issuance to Holder upon exercise of this Warrant. If Holder desires to include in any

                                    EXHIBIT B
such registration statement all or any part of such shares of Common Stock, Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of shares of Common Stock Holder wishes to include in such registration statement. If Holder decides not to include all of the shares of Common Stock issued or reserved for issuance to Holder upon the exercise of this Warrant in any registration statement thereafter filed by the Company, Holder shall nevertheless continue to have the right to include any such shares of Common Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company will cooperate with Holder to facilitate its distribution of shares of Common Stock pursuant to any such registration statement.

               (b) The Company agrees to indemnify and hold harmless Holder and its directors, officers, employees, agents, partners, members, controlling persons and affiliates from and against any losses, claims, damages or liabilities they may incur arising out of any untrue or alleged untrue statement of material fact contained in such registration statement, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation of the Securities Act or the Securities Exchange Act of 1934, as amended, in connection therewith, and will reimburse Holder and its directors, officers, employees, agents, partners, members, controlling persons and affiliates for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim as such expenses are incurred.

               (c) All expenses incurred by the Company in complying with this
Section 6 (other than the underwriter's discounts and commissions), including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws (except for blue sky expenses required by law to be borne by the sellers), expense allowances of the underwriters, printing expenses, fees and disbursements of counsel or other advisor to the Company, and of the accountants, are herein called "Registration Expenses." All fees and expenses of counsel for any selling Holder and all underwriting discounts and commissions applicable to the eligible securities covered by any such registration, are herein called "Selling Expenses."

               (d) The Company shall pay all Registration Expenses in connection with each registration pursuant to this Section 6. All Selling Expenses and blue sky expenses required by law to be borne by sellers in connection with each registration pursuant to Section 6 shall be borne by the seller or sellers therein in proportion to the number of eligible securities included by each in such registration or in such other proportions as they may agree upon.

        7. Representations of the Company. The Company hereby represents and warrants to the Holder that:

               (a) The Common Stock issuable upon exercise of the Holder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever (other than those created by Holder); provided, however,

                                    EXHIBIT B
that the Common Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under applicable state and/or federal securities laws.

               (b) The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, have been duly authorized by all necessary corporate action on the part of the Company and this Warrant is not inconsistent with the Company's certificate of incorporation or bylaws, and constitutes the legal, valid and binding obligation of the Company, and is enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application affecting enforcement of creditors' rights generally and as may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

               (c) No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Securities Act and any filing required by applicable state securities laws, which filings will be effective by the time required thereby.

               (d) As of the date hereof, the Company has authorized Fifteen Million (15,000,000) shares of common stock (the "Common Stock"), Three Million Four Hundred Sixty Two Thousand One Hundred Seventeen (3,462,117) of which are currently issued and outstanding.

        8. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

        9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        10. Notices.


            10.1. Notice of Certain Events. The Company shall provide the Holder with at least thirty (30) business days notice (or such greater amount of notice as Delaware law requires to be given to stockholders having the right to vote at a meeting on any Sate Event) prior to (i) a merger of the Company with and into, the consolidation of the Company with, or the sale by the Company of all or substantially all of its assets to, another company (other than such a transaction wherein the stockholders of the Company retain or obtain a majority of the voting capital stock of the surviving, resulting or purchasing company) (a "Sale Event"), (ii) any liquidation, dissolution or winding up of the Company or (iii) the record date for any cash dividend declared on the Company's Common Stock (each, a "Notice Event"). If the notice is provided pursuant to subsection
(i) or (ii) of the previous sentence, the notice will indicate the expected date of the Notice Event.

            10.2. Notice Procedure. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient when either (a) delivered personally, (b) sent by e-mail or fax with confirmation of receipt or
(c) deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed as follows:

                                    EXHIBIT B

        IF TO THE HOLDER:

        5670 Wilshire Boulevard
        Los Angeles, California 90036
        Attention:  Jerry Snyder
        Facsimile:  (323) 857-7042

        with a copy to:

        Allen Matkins Leck Gamble & Mallory LLP
        501 West Broadway, Suite 900
        San Diego, CA 92101
        Attention: Joe M. Davidson, Esq.
        Facsimile:  (619) 233-1158

        IF TO THE COMPANY:

        ARTISTDIRECT, INC.

        c/o Advisors LLP
        11911 San Vicente Boulevard, Suite 265
        Los Angeles, California 90049
        Attention: Robert Plotkowski
        Facsimile: (310) 472-5433

        Each of the foregoing parties shall be entitled to specify a different address by giving five (5) days advance written notice as aforesaid to the other parties. All such notices and communications shall be deemed to have been received (i) in the case of personal delivery or delivery be e-mail or fax, on the date of such delivery (provided there is confirmation of such delivery) and
(ii) in the case of mailing, on the third business day following the date of such mailing.

        11. Lost Warrants or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

        12. Non-Disclosure. The terms and conditions of this Warrant shall be considered confidential and shall not be disclosed to any third parties except to Company's or Holders' accountants, attorneys, or except as otherwise required by law.

        13. No Impairment. The Company will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be

                                    EXHIBIT B
necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

        14. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of California.

        IN WITNESS WHEREOF, this Warrant has been executed as of the Date of Issuance.

                                     ARTISTDIRECT, INC.

                                     By:
                                        -------------------------------

                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------

                                     5670 WILSHIRE L.P.



                                     By:
                                        -------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------


                                    EXHIBIT B

                                   EXHIBIT "A"

                               NOTICE OF EXERCISE

                    (To be executed only upon partial or full
                         exercise of the within Warrant)

TO:  ARTISTDIRECT, INC.

        1. [ ] The undersigned hereby elects to purchase ___ shares of the Common Stock of ARTISTDIRECT, INC. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

           [ ] The undersigned hereby elects to purchase ___ shares of the Common Stock of ARTISTDIRECT, INC. (the "Company") pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

        2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                      -------------------------
                                                (Name)




                                      -------------------------

                                      -------------------------
                                               (Address)



----------------------------------------          ------------------------------
Date                                              (Signature)

                                                  ------------------------------
                                                  (Print Name)

                                   EXHIBIT "A"

                                   EXHIBIT "B"

                      INVESTMENT REPRESENTATION CERTIFICATE

Holder:

Company:       ARTISTDIRECT, INC.

Security:      Common Stock

Amount:

Date:

        In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Holder") represents to the Company as follows:

        The Holder is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Holder is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act");

        The Holder understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefor, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Holder's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Holder is an "accredited investor" as that term is defined under Regulation D promulgated by the Securities Exchange Commission under the Securities Act;

        The Holder further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Holder understands that the Company is under no obligation to register the Securities. In addition, the Holder understands that the certificate evidencing the Securities will be imprinted with the legends referred to in this Warrant under which the Securities are being purchased;

        The Holder is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly. from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things:

                                   EXHIBIT "B"

        (i) the availability of certain public information about the Company;
(ii) the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein;

        The Holder further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market upon which to make such a sale then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied; and

        The Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Date:
     -------------------------------------


                                     HOLDER:

                                     ----------------------------------


                                   EXHIBIT "B"
                                       -2-